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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        ENHANCED SERVICES COMPANY, INC. -  ANNUAL MEETING OF SHAREHOLDERS

                              Monday, June 17, 1996

          The undersigned hereby appoints KENNETH M. DUCKMAN and BERTRAM PARISER, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held at The India House, One Hanover Square, New York, New York on June 17, 1996 at 2:00 P.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated below:

(1)  ELECTION OF DIRECTORS

     [_]  For all nominees listed    [_]  WITHHOLD AUTHORITY
          below (except as marked         (to vote for all
          to the contrary below;           nominees listed
          SEE "Instruction")               below)


                        KENNETH M. DUCKMAN, JOHN MEANEY,
                        MICHAEL BERNARD, BERTRAM PARISER
                                AND RALPH LABARGE


(INSTRUCTION: To withhold authority to vote for any individual nominee print that nominee's name on the line provided below.)

     _____________________________________________________


(2) APPROVE AMENDED AND RESTATED STOCK OPTION PLAN IN ORDER TO (I) INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN TO 250,000; (II) ADD PROVISIONS WHEREBY UPON JOINING THE BOARD AND UPON EACH SUBSEQUENT REELECTION TO THE BOARD, NON-EMPLOYEE DIRECTORS WOULD AUTOMATICALLY RECEIVE OPTIONS TO PURCHASE UP TO 2,000 SHARES OF THE COMPANY'S COMMON STOCK; (III) ADD PROVISIONS TO PERMIT THE GRANTING OF NON-QUALIFIED STOCK OPTIONS TO CONSULTANTS, ADVISORS, AND REPRESENTATIVES OF THE COMPANY; (IV) REPLACE THE LIMITATION WHEREBY THE FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS GRANTED TO AN INDIVIDUAL DURING ANY CALENDAR YEAR CAN NOT EXCEED $100,000, WITH A PROVISION PERMITTING AN INDIVIDUAL TO EXERCISE INCENTIVE STOCK OPTIONS FOR SHARES HAVING A FAIR MARKET VALUE OF $100,000 DURING ANY CALENDAR YEAR; AND
     (V) EXTEND THE TERM OF THE PLAN FROM MARCH 2002 TO APRIL 2006

     [_] For   [_] Against    [_] Abstain
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(3)  RATIFY THE APPOINTMENT OF SCHUMACHER & ASSOCIATES, INC. AS THE COMPANY'S
     AUDITORS

     [_] For   [_] Against    [_] Abstain


(4) IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


     The shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the Election of Directors, FOR the amending and restating of the Company's Stock Option Plan, and FOR the ratification of the appointment of Schumacher & Associates, Inc. as the Company's auditors.


Dated:  __________________, 1996








                                   X_____________________________
                                            Signature




(Please date, sign as name appears hereon, and return promptly. If the stock is registered in the names of two or more persons each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.)